GUARANTY OF LEASE

THIS GUARANTY OF LEASE (the “Guaranty” or “Guaranty of Lease”) is made as of July 1, 2011, by NeoStem, Inc., a Delaware corporation (“Guarantor”), for the benefit of Vanni Business Park, LLC, a Delaware limited liability company (“Lessor”).

RECITALS:

A.    Progenitor Cell Therapy, LLC, a Delaware limited liability company, is the named Lessee (“Lessee”) under that certain lease with Lessor dated for reference purposes September 1, 2005, as amended by that certain First Amendment thereto dated July 1, 2006, and as further amended by that certain Second Amendment thereto of even date herewith (said lease as so amended is herein called the “Lease”), respecting certain premises (the “Premises”) comprised of the entire building commonly known as Building F located at 291 North Bernardo Avenue in the City of Mountain View, County of Santa Clara, State of California (the “Building”) and more particularly described in the Lease.

B.    Guarantor is the sole member of Lessee and materially benefits by Lessor agreeing to enter into the Second Amendment of the Lease with Lessee.

NOW, THEREFORE, in furtherance of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor covenants and agrees as follows:

AGREEMENT:

1.     Guarantee. Guarantor hereby absolutely and unconditionally guarantees (a) the full and faithful performance of all of the covenants, conditions, agreements and undertakings of Lessee to be kept and performed by Lessee under the Lease including, but not limited to, the payment when due of all rent, additional rent, property taxes, insurance, and other sums payable by Lessee to Lessor under the Lease and (b) the payment of all damages owing to Lessor by Lessee after the termination of the Lease or the exercise by Lessor of any other right or remedy of Lessor following a default by Lessee under the Lease (collectively the “Obligations”). Guarantor understands and agrees that this Guaranty is unconditional and continuing and is a guaranty of payment and performance and not of collection,

2.     Independent Obligation. The liability of Guarantor hereunder is independent of the obligations of Lessee under the Lease and a separate action or separate actions may be brought and prosecuted against Guarantor whether or not any action is brought or prosecuted against Lessee under the Lease.

3.     Modifications to Lease. Guarantor’s obligations under this Guaranty shall not be extinguished, discharged, diminished or reduced in any way by any modification or amendment of the Lease including, but not limited to, any modification of payment dates or amounts, or any subsequent sublease or assignment of the Lease made with or without the consent of Lessor or of Guarantor. Guarantor hereby waives any right to approve any modification or amendment of the Lease.

4.     Obligations of Guarantor Upon Default by Lessee. In the event that Lessee shall fail to pay when due rent, additional rent, property taxes, insurance premiums, or any other monetary sum or charge, or any portion thereof, accrued or due pursuant to the terms of the Lease, then, upon written notice to Guarantor by Lessor delivered as provided herein, Guarantor shall pay to Lessor any and all such amounts as may be due and owing from Lessee to Lessor by reason of Lessee’s failure to perform. If Lessee shall fail to perform any covenant, term or condition of the Lease as required to be performed by Lessee other than as provided for in the preceding sentence, then upon written notice to Guarantor by Lessor given as provided herein, Guarantor shall commence and complete performance of such condition, covenant or term within five (5) days after Lessor’s delivery to Guarantor of notice of such failure by Lessee to so perform, and in the event such performance by Guarantor cannot be completed within such five (5) days, Guarantor shall commence performance within such time and diligently pursue completion thereof within a reasonable time thereafter, not to exceed sixty (60) days from the date of Lessor’s notice.

5.     Remedies. If Guarantor fails to perform any obligation under this Guaranty of Lease, then Lessor shall have, in addition to all other remedies provided at law or in equity, the following remedies:

(a)       At Lessor’s sole option, and without any obligation to do so, Lessor may proceed to perform on behalf of Guarantor any or all of the obligations of Guarantor under this Guaranty, and Guarantor, on written demand, shall pay to Lessor all reasonable out of pocket sums expended by Lessor in the performance of the obligations of Guarantor under this Guaranty of Lease, together with interest at the rate specified in Paragraph 14 of this Guaranty of Lease from the date expended until paid; and

(b)       From time to time and without first requiring performance on the part of Lessee, and without being required to exhaust or proceed against the security deposit or any or all other security held by Lessor for the performance of Lessee under the Lease, Lessor may enforce its rights to require performance by Guarantor or any or all of the obligations on the part of Guarantor to be performed under this Guaranty of Lease by action at law or in equity, or both.

6.     No Waiver. No failure on the part of Lessor to pursue any remedy under this Guaranty of Lease or under the Lease shall constitute a waiver on the part of Lessor of its right to pursue such remedy on the basis of the same or a subsequent default.

7.     Waiver of Exoneration. Guarantor waives any right to require Lessor to (a) proceed against Lessee, (b) proceed against or exhaust any security held from Lessee, or (c) pursue any other right or remedy available to Lessor, or (d) have the property of Lessee first applied to the discharge of the Obligations. Guarantor further waives any defense it may acquire by reason of Lessor’s election of any remedy against Guarantor or Lessee, or both.

8.     Waiver of Subrogation. Until the obligations of Lessee under the Lease have been performed in full, Guarantor shall have no right of subrogation against Lessee and Guarantor hereby expressly waives any right to enforce any remedy which Lessor now has or may hereafter acquire against Lessee. Until the obligations of Lessee under the Lease have been performed in full, Guarantor hereby waives the benefit of, and any right to participate in, any security now or hereafter held by Lessor for the performance of the obligations of Lessee under the Lease.

9.     Waiver of Presentments. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and, except for the notices required under Paragraph 4 of this Guaranty, waives all notices of the existence, creation, or incurring of new or additional obligations by Lessee under the Lease.

10.   Other Guarantor Waivers. Without limiting the generality of the preceding paragraphs, Guarantor hereby waives:

(a)      All defenses by reason of any lack of authority of Lessee, or based on any statute of limitations respecting obligations accruing under the Lease or this Guaranty;

(b)      Any and all rights Guarantor may have now or in the future to require or demand that Lessor pursue any right or remedy Lessor may have against Lessee or any other third party;

(c)      Any defense arising as a result of Guarantor’s election of the application of Section 1111 (b)(2) of the Bankruptcy Code or based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code;

(d)      Any defense as a surety, including, without limitation, California Civil Code Sections 2819 (alteration of the obligation without the surety’s consent), 2825 (discharge of the debtor), 2809 (guarantor’s obligation may not be larger than the principal’s obligation), 2810 (a guarantor’s liability ceases if the principal is not liable), and 2846 (equity of exoneration);

(e)      Any duty or obligation of Lessor to disclose to Guarantor any facts Lessor may now or hereafter know about Lessee, regardless or whether Lessor has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Lessee and of any and all circumstances bearing on the risk of nonperformance of any Obligation; and

(f)      Any defense based upon an election of remedies by Lessor, including any election which destroys or impairs any right of subrogation, reimbursement or contribution which Guarantor may have, or any rights or benefits under any provisions of California law in any way qualifying, conditioning or limiting the obligations of Guarantor based on any steps or procedures that Lessors should take before proceeding against Guarantor.

11.  Bankruptcy. This Guaranty will continue unchanged by any bankruptcy, reorganization or insolvency of Lessee, or any successor or assignee thereof, or by any disaffirmance or abandonment by a trustee of Lessee. Notwithstanding any modification, discharge or extension of the indebtedness or any amendment, modification, stay or cure of Lessor’s rights which may occur in any bankruptcy or reorganization case or proceeding concerning Lessee whether permanent or temporary, and whether assented to by Lessor, Guarantor hereby agrees that it shall be obligated hereunder to pay and perform the Obligations in accordance with the terms of the Lease and the terms of this Guaranty. Guarantor understands and acknowledges that by virtue of this Guaranty, Guarantor has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to Lessee.

12.    Assignment of Lease. As used herein, the term “Lessor” shall include any successor, assignee or transferee of Lessor. Guarantor agrees that Lessor may, without notice to Guarantor, assign the Lease and this Guaranty of Lease in whole or in part and that no such assignment or transfer of the Lease and/or this Guaranty of Lease shall operate to extinguish or diminish the liability of Guarantor under this Guaranty of Lease.

13.    Obligations of Guarantor Are Primary. Guarantor agrees that the liability of Guarantor under this Guaranty of Lease shall be primary and that in any cause or right of action that shall accrue to Lessor under this Guaranty of Lease, Lessor may, at its sole option, proceed against Guarantor without having commenced any action, or having obtained any judgment, against Lessee. If Lessor has any enforceable rights against Lessee upon termination of the Lease, Lessor shall be entitled to enforce those rights against Guarantor without giving prior notice to Lessee or Guarantor, and without making any demand on either of them.

14.    Interest. Any sum required to be paid by Guarantor to Lessor pursuant to the terms of this Guaranty of Lease shall bear interest at the lower of ten percent (10%) or the prime commercial lending rate then in effect at Bank of America (or if Bank of America no longer exists, then ten percent (10%)), from the date due until paid in full.

15.    Attorneys’ Fees. Guarantor agrees to pay Lessor’s reasonable out of pocket attorneys’ fees and all costs and other expenses reasonably incurred in any collection or attempted collection, or in any negotiations relative to the obligations hereby guaranteed, or incurred enforcing this Guaranty against the Guarantor. In addition, in the event of any dispute between the parties arising under this Guaranty of Lease, or the breach of any covenant or condition under this Guaranty of Lease, then the prevailing party shall be entitled to have and recover from the party not so prevailing the attorneys’ fees and costs incurred by the prevailing party, whether such fees and costs are incurred in taking any action under this Guaranty of Lease, or in any judicial proceeding (including appellate proceeding). “Prevailing party” for the purposes of this Paragraph 15 shall include, without limitation, the party who receives from the other party the sums allegedly due, performance of the covenants allegedly breached, consideration substantially equal to that which was demanded, or substantially the relief or consideration sought in any judicial proceeding whether or not such proceeding is prosecuted to final judgment, or a party who dismisses a judicial action in return for substantially the performance or relief sought or the payment of the sums allegedly due.

16.    Time of the Essence. Time is of the essence with respect to the performance of each and every provision of this Guaranty of Lease.

17.    Governing Law. This Guaranty of Lease shall be construed and interpreted in accordance with the laws of the State of California.

18.    Captions. The captions and paragraph numbers appearing in this Guaranty of Lease are inserted only as a matter of convenience and are not to be used to interpret this Guaranty of Lease.

19.    Notices. All notices required hereunder between Guarantor and Lessor shall be in writing, shall be delivered personally or sent by registered or certified mail, return receipt requested, or by nationally recognized overnight carrier providing for receipted delivery and shall be deemed to have been given or made when received (or upon attempted delivery if the person to whose attention the notice is directed is absent at the time of attempted delivery or if the delivery is refused), in the case of the Guarantor at NeoStem, Inc., 420 Lexington Avenue, Suite 450, New York City, New York 10170, Attention: General Counsel and in the case of the Lessor, at Vanni Business Park, LLC, c/o Chris Vanni, 8080 Santa Teresa Blvd., Suite 210, Gilroy, CA 95020. Either address may be changed on ten (10) days notice, given to the other as above provided.

20.    Examination of Lease. Guarantor acknowledges that it has (a) received a copy of the Lease, (b) read and understood the terms and provisions of the Lease including, but not limited to, the covenants, conditions, agreements and undertakings of Lessee to be kept and performed by Lessee under the Lease, (c) read and understood the provisions of this Guaranty of Lease, and (d) understood the obligations of Guarantor under this Guaranty of Lease, including the legal effect of such obligations and has been advised by legal counsel respecting such obligations.

21.    Binding on Successors. Guarantor shall not assign any of its obligations hereunder by operation of law or otherwise, and any attempted assignment shall, at Lessor’s sole option, be void. Subject to the foregoing, the obligations of Guarantor under this Guaranty shall be binding on Guarantor’s successors.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty of Lease as of the date first hereinabove set forth.

GUARANTOR

NEOSTEM, INC.,
a Delaware corporation

By:	/s/ Robin L. Smith
Name:	Robin L. Smith
Title:	CEO